EXHIBIT 5.1
September 3, 2010
Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Independent Bank Corporation, a Michigan corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) covering the offering for resale, from time to time, of up to 1,502,468 shares (the “Shares”) of the Company’s common stock, no par value per share (“Common Stock”), issuable to the selling stockholder (the “Selling Stockholder”) named in the prospectus which forms a part of the Registration Statement (the “Prospectus”). The Shares may be issued from time to time pursuant to an Investment Agreement, dated July 7, 2010, by and between the Company and the Selling Stockholder (the “Agreement”).
In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, the Agreement, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of Michigan. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that if, as and when the Shares are issued and delivered by the Company in accordance with the terms of the Agreement, including, without limitation, the payment in full of applicable consideration, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.
                                                                             Very truly yours,
                                                                             /s/ Varnum LLP